                                                                    Exhibit 12

                                    PETsMART, INC.

                  COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (Amounts in thousands of dollars)

                                                       Fiscal Years Ended
                                   -------------------------------------------------------------
                                     Jan. 30,     Jan. 29,    Jan. 28,      Feb. 2,    Feb. 1,
                                       1994         1995        1996         1997        1998

CALCULATION OF FIXED CHARGES:
  Interest expense                      4,298       7,587        8,934       9,450      13,921
  Capitalized interest                    386         290          300         761          63

Appropriate portion (1/3)
  of rentals                            8,739      15,278       22,033      30,597      42,899
                                   -------------------------------------------------------------

Total fixed charges                    13,423      23,155       31,267      40,808      56,883
                                   -------------------------------------------------------------
                                   -------------------------------------------------------------


CALCULATION OF EARNINGS BEFORE
FIXED CHARGES:

Pre-tax income (loss) from
  continuing operations                (7,196)    (10,358)     (14,877)     34,252     (49,536)
                                   -------------------------------------------------------------

Fixed charges:
  Interest expense                      4,298       7,587        8,934       9,450      13,921

Appropriate portion (1/3)
  of rentals                            8,739      15,278       22,033      30,597      42,899
                                   -------------------------------------------------------------

Total fixed charges                    13,037      22,865       30,967      40,047      56,820
                                   -------------------------------------------------------------

Earnings before income
  taxes and fixed charges              5,841       12,507       16,090      74,299       7,284
                                   -------------------------------------------------------------
                                   -------------------------------------------------------------

Ratio of earnings to fixed
  charges                                --  (a)     --  (a)      --  (a)      1.8         --  (a)
                                   -------------------------------------------------------------
                                   -------------------------------------------------------------



(a) As a result of the losses incurred in fiscal years ended January 30, 1994, January 29, 1995, January 28, 1996 and February 1, 1998, the Company was unable to cover the indicated fixed charges.

                                    PETsMART, INC.


                      COMPUTATION OF PRO FORMA RATIO OF EARNINGS
                  TO FIXED CHARGES AFTER ADJUSTMENT FOR ISSUANCE OF
                           CONVERTIBLE SUBORDINATED NOTES



CALCULATION OF FIXED CHARGES:                                         Feb. 1, 1998
                                                                      ------------
  Interest expense                                                       19,893
  Capitalized interest                                                       63

Appropriate portion (1/3)
  of rentals                                                             42,899
                                                                        ---------

Total fixed charges                                                      62,855
                                                                        ---------
                                                                        ---------


CALCULATION OF EARNINGS BEFORE FIXED CHARGES:

Pre-tax income (loss) from
  continuing operations                                                 (55,508)
                                                                        ---------

Fixed charges:
  Interest expense                                                       19,893
Appropriate portion (1/3)
  of rentals                                                             42,899
                                                                        ---------

Total fixed charges                                                      62,792
                                                                        ---------

Earnings before income
  taxes and fixed charges                                                 7,284
                                                                        ---------
                                                                        ---------

Ratio of earnings to fixed
  charges                                                                    --   (a)
                                                                        ---------
                                                                        ---------



(a) As a result of the loss incurred in the year ended February 1, 1998, the Company was unable to cover the indicated fixed charges.